BURLINGTON RESOURCES INC.
                                EARNINGS PER SHARE COMPUTATION
                                          EXHIBIT 11.1
                                          (UNAUDITED)

                                                                     FIRST QUARTER
                                                               1995                1994
                                                        Earnings  Shares    Earnings  Shares

                                                             (In Thousands, Except per
                                                                   Share Amounts)

Primary earnings per common share:
  Net earnings available for common stock and
    weighted average number of common
    shares outstanding.................................$ (4,824)  126,513  $ 47,720   129,707
  Stock options assumed exercised - net................    -          462      -          812
                                                        --------  -------   --------  -------

  Total net earnings and primary common shares.........$ (4,824)  126,975  $ 47,720   130,519
                                                        ========  =======   ========  =======


  Primary earnings per common share....................$  (0.04)           $   0.37
                                                        ========            ========


Fully diluted earnings per common share:
  Net earnings available for common stock and
    weighted average number of common
    shares outstanding.................................$ (4,824)  126,513  $ 47,720   129,707
  Stock options assumed exercised - net................    -          462      -          812
                                                        --------  -------   --------  -------

  Total net earnings and fully diluted common shares...$ (4,824)  126,975  $ 47,720   130,519
                                                        ========  =======   ========  =======


 Fully diluted earnings per common share...............$  (0.04)           $   0.37
                                                        ========           =========












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